Exhibit 99.1

Company Contact:
Pet DRx Corporation
Harry L. Zimmerman
(HZimmerman@petdrx.com)
(615) 369-1914 – www.petdrx.com

PET DRX RECEIVES NOTIFICATION FROM NASDAQ REGARDING NON-COMPLIANCE WITH NASDAQ’S MINIMUM
BID REQUIREMENT

Brentwood, Tenn. — September 18, 2009 — Pet DRx Corporation (NASDAQ: VETS) today announced that on September 15, 2009, it received a letter from The NASDAQ Stock Market providing notification that, for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550 (a)(2).

The notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market and the stock will continue to trade under the symbol “VETS.”

The notification letter states that, in accordance with MarketPlace Rule 5810 (c)(3)(a), the Company has been provided 180 calendar days, or until March 15, 2010, to regain compliance. The Company will achieve compliance, if before March 15, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company does not regain compliance by March 15, 2010, but can demonstrate as of that date that the Company meets the criteria for initial listing standards (other than the bid price requirement), the Company may be eligible to receive an additional 180 days to regain compliance. If the Company does not regain compliance and does not receive an additional 180 calendar days to regain compliance, NASDAQ will provide the Company with written notification that the Company’s securities will be delisted from the NASDAQ Capital Market. At that time, the Company may appeal NASDAQ’s determination to delist the Company’s securities.

Mr. Gene Burleson, Chairman and Chief Executive Officer of Pet DRx, commented “We value our NASDAQ listing and will consider available options, including consummation of a reverse stock split, to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement.”

About Pet DRx

Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals.  The Company currently owns and operates 23 leading veterinary hospitals in the state of California, which it has organized into unique, regional ‘hub-and-spoke’ networks.  Pet DRx provides a full range of general medical treatments for companion animals, including (i) preventive care, such as examinations, vaccinations, spaying/neutering and dental care and (ii) a broad range of specialized diagnostic and medical services, such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray, ultrasound and other services.

SAFE HARBOR STATEMENT

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to,  the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the Company’s SEC reports, including its reports on Form 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  These forward-looking statements speak only as of the date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements, either as a result of new information, future events or otherwise.

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